Exhibit 99.1
Capri Holdings Limited Announces Fourth Quarter and Full Year Fiscal 2021 Results
Revenue and Earnings Exceed Expectations
London — May 26, 2021 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the fourth quarter and full year fiscal 2021 ended March 27, 2021.
Fourth Quarter Fiscal 2021 Highlights
•Revenue was flat to prior year, a sequential improvement relative to the third quarter
◦Retail sales increased 13% globally, with growth across all three luxury houses
◦E-Commerce sales improved sequentially, increasing approximately 80%
•Adjusted gross margin expanded 280 basis points versus prior year, with margin expansion across all luxury houses
•Adjusted operating margin expansion of 360 basis points to 11.9%
•Adjusted earnings per share of $0.38
John D. Idol, the Company’s Chairman and Chief Executive Officer, said, "Looking back on fiscal 2021, the COVID-19 pandemic has had a profound effect on the entire world. The unprecedented challenges tested our business and industry in ways we could never have imagined. Despite these challenges, we were encouraged by the performance of all three of our luxury houses, with revenue and earnings significantly exceeding our expectations. These results are a testament to the strength of our brands as well as the dedication, resilience and agility of the entire Capri Holdings team."
Mr. Idol continued, “We were pleased with our fourth quarter results as revenue improved sequentially and exceeded our expectations. Retail sales increased 13% versus prior year, driven by an improvement in both E-Commerce and store sales. As we continued to execute on our strategic initiatives, earnings were higher than anticipated driven by better revenue results and gross margin expansion across all three of our luxury houses."
Mr. Idol added, “During the year, we reevaluated and refined Capri Holding’s strategic direction to ensure the company emerges from the pandemic stronger and more profitable. For Versace and Jimmy Choo, we reaffirmed our long term plans and are even more enthusiastic about the prospects of these luxury houses. For Michael Kors, we recalibrated our plans to further elevate the brand positioning and deliver higher profit margins.”
Mr. Idol concluded, “Looking forward, we remain optimistic about the outlook for the fashion luxury industry and Capri Holdings. As the world starts to recover from the pandemic, we are confident in our growth opportunities for

Versace, Jimmy Choo and Michael Kors. We believe our three luxury houses position Capri Holdings to deliver multiple years of revenue and earnings growth, as well as increase shareholder value.”
Fourth Quarter Fiscal 2021 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. Due to the current and ongoing impact of the COVID-19 pandemic, the Company will not be providing comparable store sales results. The Company believes the most comprehensive measure of performance in this environment is total revenues compared to the same period in the prior year.
Overview of Capri Holdings Fourth Quarter Fiscal 2021 Results
•Total revenue of $1.2 billion was approximately flat compared to last year. On a constant currency basis, total revenue decreased 3.8%. During the quarter, the Company experienced temporary door closures in geographies impacted by lockdowns associated with COVID-19 cases. On average, approximately 60% of the Company's retail stores in EMEA and approximately 40% of the Company’s retail stores in Canada were closed during fourth quarter fiscal 2021.
•Gross profit was $737 million and gross margin was 61.6%, compared to $631 million and 52.9% in the prior year. Adjusted gross profit was $760 million and adjusted gross margin was 63.5%, compared to $723 million and 60.7% in the prior year.
•Loss from operations was $139 million and operating margin was (11.6)% compared to a loss of $536 million and operating margin of (45.0)% in the prior year. Adjusted income from operations was $143 million and operating margin was 11.9%, compared to $99 million and 8.3% in the prior year.
•Net loss was $183 million, or $(1.21) per diluted share compared to a net loss of $551 million, or $(3.69) per diluted share in the prior year. Adjusted net income was $59 million, or $0.38 per diluted share. Last year, adjusted net income was $16 million or $0.11 per diluted share.
•Net inventory at March 27, 2021 was $736 million, an 11% decrease compared to the prior year.
Versace Fourth Quarter Fiscal 2021 Results
•Versace revenue of $235 million increased 10.3% compared to the prior year. On a constant currency basis, total revenue was approximately flat.
•Versace operating income was $29 million and operating margin was 12.3% compared to an operating loss of $2 million and operating margin of (0.9)% in the prior year.
Jimmy Choo Fourth Quarter Fiscal 2021 Results
•Jimmy Choo revenue of $124 million increased 15.9% compared to the prior year. On a constant currency basis, total revenue increased 10.3%.
•Jimmy Choo operating loss was $18 million and operating margin was (14.5)%, compared to operating loss of $23 million and operating margin of (21.5)% in the prior year.
Michael Kors Fourth Quarter Fiscal 2021 Results
•Michael Kors revenue of $838 million decreased 3.9% compared to the prior year. On a constant currency basis, total revenue decreased 6.5%.
•Michael Kors operating income was $172 million and operating margin was 20.5%, compared to operating income of $139 million and operating margin of 15.9% in the prior year.

Revolving and Term Loan Credit Agreement
The Company has maintained a strong financial position throughout the COVID-19 crisis. As a result, ahead of schedule, the Company terminated its $230 million 364 day Revolving Credit Facility, effective May 25, 2021. In addition, on May 26, 2021, the Company terminated the covenant relief waiver entered into June 2020.

Share Repurchase Authorization
The Company has reinstated its share repurchase authorization which has $400 million of availability remaining. Share repurchases may be made in open market or privately negotiated transactions, subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy, and other relevant factors. The program may be suspended or discontinued at any time.

Outlook
The following guidance is provided on an adjusted, non-GAAP basis. Guidance does not incorporate any significant additional store closures, extensions of closures, or new government restrictions that could further impact traffic and sales trends.
The Company also notes that fiscal 2022 includes a 53rd week in its fiscal fourth quarter.
Fiscal Year 2022 Outlook
For Capri Holdings, the Company expects the following.
•Total revenue of approximately $5.1 billion
•Gross margin expansion of approximately 50 basis points, reflecting benefits from strategic initiatives, partially offset by higher transportation costs
•Operating margin of approximately 14%
•Net interest expense of approximately $20 million
•Effective tax rate of approximately 15%
•Weighted average diluted shares outstanding of approximately 156 million
•Diluted earnings per share of approximately $3.70 to $3.80
•Capital expenditures of approximately $200 million
First Quarter Fiscal 2022 Outlook
For Capri Holdings, the Company expects the following.
•Total revenue of approximately $1.1 billion
•Gross margin contraction of approximately 100 basis points, primarily due to higher wholesale channel mix
•Operating margin of approximately 12%
•Net interest expense of approximately $5 million
•Effective tax rate of approximately 9%
•Weighted average diluted shares outstanding of approximately 155 million
•Diluted earnings per share of approximately $0.75

Second Quarter Fiscal 2022 Outlook
For Capri Holdings, the Company expects the following.
•Total revenue of approximately $1.2 billion
•Operating margin of approximately 11%
•Diluted earnings per share of approximately $0.70 to $0.75
Third Quarter Fiscal 2022 Outlook
For Capri Holdings, the Company expects the following.
•Total revenue of approximately $1.4 billion
•Operating margin of approximately 20%
•Diluted earnings per share of approximately $1.65 to $1.70
Fourth Quarter Fiscal 2022 Outlook
For Capri Holdings, the Company expects the following.
•Total revenue of approximately $1.4 billion
•Operating margin of approximately 12%
•Diluted earnings per share of approximately $0.55 to $0.60
Conference Call Information
A conference call to discuss fourth quarter and full year fiscal 2021 results is scheduled for today, May 26, 2021 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until June 2, 2021. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 13719371. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days. Additionally, a fourth quarter fiscal 2021 earnings highlights presentation is posted on the company's website.
Investor Meeting
The Company will host a virtual Investor Meeting on Tuesday, June 29, 2021. Additional details about the event will be included in a subsequent announcement.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with COVID-19 related charges, long-lived asset impairments, ERP implementation costs, Capri transformation costs, charitable donations, an inventory step-up adjustment, acquisition foreign currency effects, restructuring and other charges. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this press release may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the impact of the COVID-19 pandemic, levels of cash flow and future availability of credit, compliance with restrictive covenants under the Company’s credit agreement, the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition and to successfully execute our growth strategies; the risk of disruptions to the Company’s businesses; risks associated with operating in international markets and our global sourcing activities; the risk of cybersecurity threats and privacy or data security breaches; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time, the level of other investing activities and uses of cash; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen epidemics and pandemics, disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the reports that the Company files from time to time with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2020 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.
CONTACTS:
Investor Relations:
Jennifer Davis
(201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Fiscal Years Ended
	March 27, 2021	March 28, 2020	March 27, 2021	March 28, 2020
Total revenue	$1,197	$1,192	$4,060	$5,551
Cost of goods sold	460	561	1,463	2,280
Gross profit	737	631	2,597	3,271
Total operating expenses	876	1,167	2,578	3,463
(Loss) income from operations	(139)	(536)	19	(192)
Other income, net	(3)	(2)	(7)	(6)
Interest expense (income), net	4	(1)	43	18
Foreign currency (gain) loss	(4)	7	(20)	11
(Loss) income before provision for income taxes	(136)	(540)	3	(215)
Provision for income taxes	46	12	66	10
Net loss	(182)	(552)	(63)	(225)
Less: Net income (loss) attributable to noncontrolling interests	1	(1)	(1)	(2)
Net loss attributable to Capri	$(183)	$(551)	$(62)	$(223)
Weighted average ordinary shares outstanding:
Basic	151,104,434	149,380,121	150,453,568	150,714,598
Diluted	151,104,434	149,380,121	150,453,568	150,714,598
Net loss per ordinary share:
Basic	$(1.21)	$(3.69)	$(0.41)	$(1.48)
Diluted	$(1.21)	$(3.69)	$(0.41)	$(1.48)

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 27, 2021	March 28, 2020
Assets
Current assets
Cash and cash equivalents	$232	$592
Receivables, net	373	308
Inventories, net	736	827
Prepaid expenses and other current assets	205	167
Total current assets	1,546	1,894
Property and equipment, net	485	561
Operating lease right-of-use assets	1,504	1,625
Intangible assets, net	1,992	1,986
Goodwill	1,498	1,488
Deferred tax assets	278	225
Other assets	178	167
Total assets	$7,481	$7,946
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$512	$428
Accrued payroll and payroll related expenses	116	93
Accrued income taxes	126	42
Short-term operating lease liabilities	447	430
Short-term debt	123	167
Accrued expenses and other current liabilities	297	241
Total current liabilities	1,621	1,401
Long-term operating lease liabilities	1,657	1,758
Deferred tax liabilities	397	465
Long-term debt	1,219	2,012
Other long-term liabilities	430	142
Total liabilities	5,324	5,778
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 219,222,937 shares issued and 151,280,011 outstanding at March 27, 2021; 217,320,010 shares issued and 149,425,612 outstanding at March 28, 2020	—	—
Treasury shares, at cost (67,942,926 shares at March 27, 2021 and 67,894,398 shares at March 28, 2020)	(3,326)	(3,325)
Additional paid-in capital	1,158	1,085
Accumulated other comprehensive income	56	75
Retained earnings	4,270	4,332
Total shareholders’ equity of Capri	2,158	2,167
Noncontrolling interest	(1)	1
Total shareholders’ equity	2,157	2,168
Total liabilities and shareholders’ equity	$7,481	$7,946

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Fiscal Years Ended
		March 27, 2021	March 28, 2020	March 27, 2021	March 28, 2020
Revenue by Segment and Region:
Versace	The Americas	$69	$53	$201	$186
	EMEA	93	109	276	420
	Asia	73	51	241	237
Versace Revenue		235	213	718	843

Jimmy Choo	The Americas	31	22	102	107
	EMEA	44	54	146	282
	Asia	49	31	170	166
Jimmy Choo Revenue		124	107	418	555

Michael Kors	The Americas	548	600	1,869	2,822
	EMEA	160	169	607	821
	Asia	130	103	448	510
Michael Kors Revenue		838	872	2,924	4,153

Total Revenue		$1,197	$1,192	$4,060	$5,551

Income (Loss) from Operations:
Versace		$29	$(2)	$21	$(8)
Jimmy Choo		(18)	(23)	(55)	(13)
Michael Kors		172	139	595	850
Total segment income from operations		183	114	561	829
Less: Corporate expenses		(62)	(38)	(152)	(152)
Restructuring and other charges		(14)	(5)	(32)	(42)
Impairment of long-lived assets		(206)	(488)	(316)	(708)
COVID-19 related charges		(40)	(119)	(42)	(119)
Total (Loss) Income from Operations		$(139)	$(536)	$19	$(192)

Operating Margin:
Versace		12.3%	(0.9)%	2.9%	(0.9)%
Jimmy Choo		(14.5)%	(21.5)%	(13.2)%	(2.3)%
Michael Kors		20.5%	15.9%	20.3%	20.5%
Capri Operating Margin		(11.6)%	(45.0)%	0.5%	(3.5)%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	March 27, 2021	March 28, 2020
Versace	210	206
Jimmy Choo	227	226
Michael Kors	820	839
Total number of retail stores	1,257	1,271

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	March 27, 2021	March 28, 2020	As Reported	Constant Currency
Total revenue:
Versace	$235	213	10.3%	(0.5)%
Jimmy Choo	124	107	15.9%	10.3%
Michael Kors	838	872	(3.9)%	(6.5)%
Total revenue	$1,197	$1,192	0.4%	(3.8)%

	Fiscal Years Ended		% Change
	March 27, 2021	March 28, 2020	As Reported	Constant Currency
Total revenue:
Versace	$718	$843	(14.8)%	(19.8)%
Jimmy Choo	418	555	(24.7)%	(26.8)%
Michael Kors	2,924	4,153	(29.6)%	(30.9)%
Total revenue	$4,060	$5,551	(26.9)%	(28.8)%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended March 27, 2021
	As Reported	Impairment Charges (1)	Restructuring and Other Charges (2)	Charitable Donations	COVID-19 Related Charges	Capri Transformation	As Adjusted
Gross profit	$737	$—	$—	$—	$23	$—	$760

Operating expenses	$876	$(206)	$(14)	$(20)	$(17)	$(2)	$617

Total (loss) income from operations	$(139)	$206	$14	$20	$40	$2	$143

(Loss) income before provision for income taxes	$(136)	$206	$14	$20	$40	$2	$146
Provision for income taxes	$46	$23	$6	$5	$6	$—	$86
Net (loss) income attributable to Capri	$(183)	$183	$8	$15	$34	$2	$59
Weighted average diluted ordinary shares outstanding	151,104,434						154,379,232
Diluted (loss) net income per ordinary share - Capri	$(1.21)	$1.19	$0.06	$0.10	$0.22	$0.02	$0.38
______________________
(1)Includes impairment charges of $94 million related to goodwill associated with the Jimmy Choo wholesale and licensing reporting units, $69 million related to the Jimmy Choo brand indefinite-lived intangible assets. These impairment charges were primarily related to higher discount rates in the current year driven by a change in market factors as well as a shift in expected revenue and earnings mix to the retail segment. This amount also includes $43 million primarily related to operating lease right-of-use assets and fixed assets of our retail store locations.
(2)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Fiscal Year Ended March 27, 2021
	As Reported	Impairment Charges (1)	Restructuring and Other Charges (2)	Charitable Donations	COVID-19 Related Charges	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$2,597	$—	$—	$—	$10	$—	$—	$2,607

Operating expenses	$2,578	$(316)	$(32)	$(20)	$(32)	$(2)	$(4)	$2,172

Total income from operations	$19	$316	$32	$20	$42	$2	$4	$435

Income before provision for income taxes	$3	$316	$32	$20	$42	$2	$4	$419
Provision for (benefit from) income taxes	$66	$51	$4	$5	$4	$(1)	$1	$130
Net (loss) income attributable to Capri	$(62)	$265	$28	$15	$38	$3	$3	$290
Weighted average diluted ordinary shares outstanding	150,453,568							152,157,901
Diluted net (loss) income per ordinary share - Capri	$(0.41)	$1.74	$0.18	$0.10	$0.25	$0.02	$0.02	$1.90
______________________
(1)Includes impairment charges of $153 million primarily related to operating lease right-of-use assets and fixed assets of our retail store locations. This amount also includes $94 million related to goodwill associated with the Jimmy Choo wholesale and licensing reporting units and $69 million related to the Jimmy Choo brand indefinite-lived intangible assets. The Jimmy Choo impairment charges were primarily related to higher discount rates in the current year driven by a change in market factors as well as a shift in expected revenue and earnings mix to the retail segment.
(2)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 8

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended March 28, 2020
	As Reported	Impairment Charges (1)	Restructuring and Other Charges (2)	COVID-19 Related Charges	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$631	$—	$—	$92	$—	$—	$723

Total operating expenses	$1,167	$(488)	$(5)	$(27)	$(12)	$(11)	$624

Total (loss) income from operations	$(536)	$488	$5	$119	$12	$11	$99

(Loss) income before provision for income taxes	$(540)	$488	$5	$119	$12	$11	$95
Provision for (benefit from) income taxes	$12	$48	$(1)	$16	$3	$2	$80
Net (loss) income attributable to Capri	$(551)	$440	$6	$103	$9	$9	$16
Weighted average diluted ordinary shares outstanding	149,380,121						150,623,391
Diluted net (loss) income per ordinary share - Capri	$(3.69)	$2.95	$0.04	$0.69	$0.06	$0.06	$0.11
______________________
(1)Includes impairment charges of $180 million related to the Jimmy Choo brand indefinite-lived intangible assets, $171 million related to goodwill associated with the Jimmy Choo retail and licensing reporting units and $137 million primarily related to operating lease right-of-use assets and fixed assets of our retail store locations.
(2)Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.

SCHEDULE 9

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Fiscal Year Ended March 28, 2020
	As Reported	Impairment Charges (1)	Restructuring and Other Charges (2)	Inventory Step-up Adjustment	ERP Implementation	Capri Transformation	Acquisition Foreign Currency Effects	COVID-19 Related Charges	As Adjusted
Gross profit	$3,271	$—	$—	$13	$—	$—	$—	$92	$3,376

Total operating expenses	$3,463	$(708)	$(42)	$—	$(41)	$(24)	$—	$(27)	$2,621

Total (loss) income from operations	$(192)	$708	$42	$13	$41	$24	$—	$119	$755

Foreign currency loss (gain)	$11	$—	$—	$—	$—	$—	$(1)	$—	$10
(Loss) income before provision for income taxes	$(215)	$708	$42	$13	$41	$24	$1	$119	$733
Provision for income taxes	$10	$92	$7	$3	$10	$6	$—	$16	$144
Net (loss) income attributable to Capri	$(223)	$616	$35	$10	$31	$18	$1	$103	$591
Weighted average diluted ordinary shares outstanding	150,714,598								151,922,050
Diluted net (loss) income per ordinary share - Capri	$(1.48)	$4.05	$0.23	$0.07	$0.21	$0.12	$0.01	$0.68	$3.89
______________________
(1)Includes impairment charges of $357 million primarily related to operating lease right-of-use assets and fixed assets of our retail store locations, $180 million related to the Jimmy Choo brand indefinite-lived intangible assets and $171 million related to goodwill associated with the Jimmy Choo retail and licensing reporting units.
(2)Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.